Exhibit 10.14

AMENDMENT TO THE SERIES A PURCHASE AGREEMENT

This Amendment (this “Amendment”), dated as of December 2, 2019, is by and among Movano Inc. (f/k/a Maestro Sensors Inc.), a Delaware corporation (the “Company”), and the other Persons party hereto. Capitalized terms used, but not defined, herein shall have the same respective meanings ascribed to such terms in the Series A Purchase Agreement (as defined below).

RECITALS

WHEREAS, on March 14, 2018, the Company and certain purchasers of Series A Preferred Stock of the Company (“Series A Preferred”) entered into a Securities Purchase Agreement (as amended from time to time, including as amended by the Consent and Amendment Agreement referenced below, the “Series A Purchase Agreement”);

WHEREAS, On March 6, 2019, the Company and certain holders of Series A Preferred entered into a Consent and Amendment Agreement, which made certain amendments to and waived certain provisions of the Series A Purchase Agreement; and

WHEREAS, On August 27, 2019, the Company and certain holders of Series A Preferred entered into an Amendment to the Series A Purchase Agreement, which made certain further amendments to the Series A Purchase Agreement;

NOW, THEREFORE, the Series A Purchase Agreement is amended as follows:

1. Section 4(r) of the Series A Purchase Agreement is amended and restated in its entirety as follows:

(r) Incentive Equity. The Required Buyers have on or about the date hereof approved the Company’s 2019 Omnibus Incentive Plan (the “Plan”) which provides for awards covering up to 4,000,000 shares of Common Stock (the “Reserved Shares”). The Company hereby agrees that prior to the closing of the IPO, the Company shall only issue “Options” (as defined in the Plan) under the Plan and that the exercise price per share for any Options issued shall not be less than the fair market value per share of the Common Stock at the time of grant as determined by an IRS Code Section 409(A) valuation obtained by the Company with respect to such Options, without the unanimous consent of the Board of Directors. The Plan will not be amended to increase the number of shares subject thereto until the Company becomes a Reporting Company or with the approval of the Required Buyers. It is acknowledged and agreed that the issuance of equity awards to grantees pursuant to the Plan, and the underlying shares of Common Stock, and/or the repurchase of shares of Common Stock issued upon the exercise of Options issued pursuant to the Plan, in each case in accordance therewith, shall not be deemed restricted by Section 4(j) or 4(n) of this Agreement.

2. Section 4(v) of the Series A Purchase Agreement is amended and restated in its entirety as follows:

(v) IPO Commitment. Unless otherwise agreed by LVP, the Company shall, no later than June 30, 2020, subject to extension upon the prior written approval of the Required Holders (such date, hereinafter, the “Form S-1 Filing Due Date”), file with or submit confidentially to the SEC (in the Company’s discretion) a registration statement on Form S-1 (or any successor form thereto) to register and sell Common Stock in an IPO and shall complete the IPO no later than March 31, 2021, subject to extension upon the prior written approval of the Required Holders.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

MOVANO INC.,
a Delaware corporation

By:
Michael Leabman, Chief Executive Officer

OMNIBUS SIGNATURE PAGE

By execution and delivery of this signature page the undersigned stockholder of Movano Inc. (the “Company”) (1) consents and agrees to the actions set forth in the above Written Consent of the Stockholders and (2) agrees to be party to (A) the above Amendment to the Series A Purchase Agreement (if the undersigned is a holder of shares of the Company’s Series A Convertible Preferred Stock) and (B) the above Amendment to Series B Purchase Agreement (if the undersigned is a holder of shares of the Company’s Series B Convertible Preferred Stock).

Sign Here:_________________________________________________________________

Stockholder Name:__________________________________________________________

Title, if Stockholder is an entity:_______________________________________________

Date: ____________________________________________________________________